As filed with the Securities and Exchange Commission on June __, 2004
                                                             File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  NAVIDEC, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

            Colorado                                             33-0502730
            --------                                             ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          Fiddler's Green Center
6399 S. Fiddler's Green Circle, Suite 300
       Greenwood Village, Colorado                                  80111
       ---------------------------                                  -----
(Address of Principal Executive Offices)                          (Zip Code)

                         Navidec, Inc. Stock Option Plan
                         -------------------------------
                            (Full title of the plan)


                                 John R. McKowen
                             Fiddler's Green Center
                    6399 S. Fiddler's Green Circle, Suite 300
                           Greenwood Village, Colorado
                           ---------------------------
                     (Name and address of agent for service)

                                 (303) 222-1000
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 17th Street, Suite 2300
                           Denver, Colorado 80202-5596

================================================================================
                         CALCULATION OF REGISTRATION FEE

                                    Proposed          Proposed
Title of                            Maximum           Maximum
Securities                          Offering          Aggregate     Amount of
to be            Amount to be       Price             Offering      Registration
Registered       Registered(1)      Per Share(2)      Price         Fee(2)
--------------------------------------------------------------------------------

Common Stock,
 no par value     3,000,000           $1.50         $4,500,000      $570.15
--------------------------------------------------------------------------------
    TOTALS        3,000,000                         $4,500,000      $570.15
================================================================================

----------------

(1) The number of shares of Common Stock represents the maximum number of shares available for issuance under the Navidec, Inc. Stock Option Plan. This registration statement also covers an indeterminate number of additional shares of Common Stock as may be issuable under the Stock Option Plan by reason of adjustments in the number of shares covered thereby as described in the Stock Option Plan and prospectus relating to the Stock Option Plan.

(2) The offering price and the registration fee for the securities offered pursuant to this registration statement were calculated in accordance with Rule 457(h).

                                     PART I
                                     ------

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the Stock Option Plan of Navidec, Inc. (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated herein by reference to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

     The following documents are deemed to be incorporated by reference in this registration statement and to be a part hereof.

     1. The Registrant's annual report on form 10-K for the year ended December 31, 2003.

     2. The Registrant's quarterly report on Form 10-QSB for the quarter ended 3/31/04.

     3.   The Registrant's report on Form 8-K for event dated April 26, 2004.

     4. The description of the Registrant's no par value common stock which is contained in the Registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on January 28, 1997.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
----------------------------------

     The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

     Inapplicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

     The Registrant's Articles of Incorporation eliminate the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

Item 7. Exemption From Registration Claimed.
--------------------------------------------

     Inapplicable.

Item 8. Exhibits.
-----------------

     4.1    2004 Navidec Stock Option Plan.

     5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the Common Stock offered hereby.

     23.1   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5.1 to this registration statement).

     23.2 Consent of Hein + Associates LLP, independent certified public accountants.

Item 9. Undertakings.
---------------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) Include any additional or changed material information on the plan of distribution.

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado on the 14th day of June, 2004.

                                            NAVIDEC, INC.


                                            By: /s/ John McKowen
                                            ------------------------------------
                                            John McKowen, President, Chief
                                            Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                          Date
---------                            -----                          ----


/s/ John McKowen           President, Chief Executive          June 14, 2004
----------------           Officer and Director
John McKowen


/s/ J. Ralph Armijo        Chairman and Director               June 14, 2004
-------------------
J. Ralph Armijo


                           Director
--------------------
Louis F. Copperage

                                  EXHIBIT INDEX


Exhibit No.

4.1      2004 Navidec Stock Option Plan.

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the Common Stock offered hereby.

23.1     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
         5.1 to this registration statement).

23.2 Consent of Hein + Associates LLP, independent certified public accountants.